Exhibit 99.1

FOR IMMEDIATE RELEASE	Ursula H. Moran (973) 617-5756
Investor Relations

Susan McLaughlin (973) 617-5900
Media Relations

TOYS "R" US TO CHANGE ACCOUNTING FOR LEASES

WAYNE, NEW JERSEY, February 18, 2005 - Toys "R" Us, Inc. (NYSE: TOY) announced today that it is reviewing its current method of accounting for leases and leasehold improvements as a result of views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission in a February 7, 2005 letter to the American Institute of Certified Public Accountants regarding certain operating lease accounting issues and their application under generally accepted accounting principles. Many companies in the retail and restaurant industries have recently announced that they will be correcting their accounting for leases and leasehold improvements.

Based on a preliminary review of the Company's accounting practices by its management, the Company will be required to correct an error in its accounting practices to conform the lease term used in calculating straight line rent expense with the term used to amortize improvements on leased property. As a result, the Company will be required to either lengthen the term for calculating rent expense to include option periods with escalating rents, which would generally have the effect of increasing rent expense, or shorten the depreciation or amortization period for leasehold improvements, which would have the effect of increasing annual depreciation and amortization expense.

The change in lease accounting and resulting non-cash adjustments will not have any effect on the Company's historical cash flows or the timing of payments under the related leases.

While the Company has not yet quantified the effects of the change in lease accounting, based on its preliminary review, the Company's audit committee and management concluded, at a meeting on February 17, 2005, that restatements of financial statements for prior fiscal years and periods will be required and that, accordingly, the Company's previously issued financial statements included in its annual report on Form 10-K for the year ended January 31, 2004 and in its quarterly reports on Form 10-Q filed during the fiscal year ended January 29, 2005 should not be relied upon. The audit committee and management have discussed these accounting matters with the Company's independent auditors.

The Company expects that the full review of these accounting matters by the Company and its independent auditors will be completed and disclosed at the time of its earnings release for the 2004 fiscal year.

Toys "R" Us is one of the leading specialty toy retailers in the world. Currently it sells merchandise through more than 1,500 stores, including 681 toy stores in the U.S. and 601 international toy stores, including licensed and franchise stores as well as through its Internet sites at www.toysrus.com, www.imaginarium.com and www.sportsrus.com. Babies "R" Us is the largest baby product specialty store chain in the world and a leader in the juvenile industry, and sells merchandise through 216 stores in the U.S. as well as on the Internet at www.babiesrus.com.

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as "anticipate," "estimate," "plan," "expect," "believe," "intend," "will," "may," and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

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